UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):

December 8, 2015

Commission File Number: 0-29923

CUI Global, Inc.

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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 10, 2015, the CUI Global Board of Directors adopted amended and restated corporate bylaws to implement specific requirements for the nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the corporation’s stockholders at any meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation. The amended and restated bylaws adopt notice procedures and incorporate the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Among other matters, the amendments to the bylaws:

•	Revise the provisions related to the advance notice of stockholder proposals for stockholder meetings (“stockholder proposals”);

•	Specify the information required to be provided by stockholders in their advance notice of stockholder proposals, including information about the stockholder and associated persons, as well as their ownership, direct and indirect, in the corporation’s securities, including any derivative interests, any agreements with respect thereto and information about the business proposed;

•	Add a requirement for the proposing stockholder to update and supplement the information provided by stockholders in their advance notice of stockholder proposals;

•	Clarify certain procedural matters relating to the proposal of business by a stockholder including the prerequisites for a stockholder to bring business before a stockholders’ meeting including, but not limited to, the requirement that such stockholder: (a) be a beneficial owner of shares of the corporation: at the time of giving the advance notice of stockholder proposal, on the record date for the determination of stockholders entitled to provide notice of and to vote at the meeting, and at the time of the meeting and (b) comply with the advance notice procedures set forth in the bylaws in all applicable respects;

•	Specify the information required to be provided by stockholders in their advance notice of nominations of candidates for election to the board. Such information will include information about the stockholder and associated persons, as well as their ownership, direct and indirect, in the corporation’s securities and information about the person(s) being nominated. Ownership includes any derivative interests and any agreements with respect thereto;

•	Specify any agreements, arrangements and understandings, written and oral, between or among any nominating stockholder and any other person or entity in connection with the proposal of a director nomination by a stockholder and other stockholder proposals;

•	Clarify the indemnification that the corporation provides to its directors, officers and other agents is to the fullest extent permitted by applicable law except as specifically limited by the certificate of incorporation or the bylaws;

•	Specify and describe the eligibility and requirements for access to the corporation’s shareholder meeting proxy materials by shareholder nominees for director;

•	Create the office of Chief Financial Officer and a description of the Chief Financial Officer responsibilities.

In addition to the foregoing, there are various other “clean-up” changes to the bylaws including grammatical corrections, formatting changes, revisions to headings, titles and captions and capitalization of defined terms.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The foregoing description of various amendments included in the bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the bylaws, a copy of which is attached to this Report on Form 8-K as Exhibit 99.1 and incorporated by reference in its entirety.

Exhibit Number	Description of Exhibit

99.1	Amended and Restated Bylaws of CUI Global, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 8th day of December 2015.

CUI Global, Inc.

By:	/s/ William J. Clough
William J. Clough, CEO/President

Exhibit 99.1	Amended and Restated Bylaws of CUI Global, Inc.